Exhibit 10.2

rESTRICTED SHARE UNIT AWARD AGREEMENT
FOR THE TRUSTEES OF Gramercy property trust

2016 EQUITY INCENTIVE PLAN

Eligible Participant:
Number of RSUs Granted:
Date of Grant:

1. Award. Pursuant to the Gramercy Property Trust 2016 Equity Incentive Plan (the “Plan”), Gramercy Property Trust (the “Company”) hereby grants to the Eligible Participant named above the number of Restricted Share Units (“RSUs”) specified above. This award agreement (this “Agreement”) represents a promise to pay to the Eligible Participant, subject to the restrictions and conditions set forth herein and in the Plan, a number of common shares of beneficial interest, par value $0.01 per share, of the Company (the “Shares”) equal to the number of RSUs.

2. Restrictions and Conditions. The RSUs are subject to restrictions as set forth herein and in the Plan.

3. Vesting of RSUs. The RSUs granted hereunder shall be fully vested upon grant.

4. Timing and Form of Payout. Subject to Section 6 of this Agreement, the RSUs will be paid to the Eligible Participant in the form of Shares on the first business day that occurs six months after the Eligible Participant ceases to serve as a Trustee of the Company.

5. Voting Rights and Dividends. Until such time as the RSUs are paid out in Shares, the Eligible Participant shall not have any of the rights and privileges of a shareholder of the Company, including the right to dividends (except as provided in the next sentence) or the right to vote with respect to any RSUs. However, an amount equal to the dividends and other distributions that would have been paid with respect to the Shares covered by the RSUs had such Shares been outstanding shall be paid as Dividend Equivalents to the Participant at the same time as the dividends or distributions are paid on the Shares.

6. Change in Control. In the event of a change in the ownership or effective control of the Company (as defined in Treasury Regulation Section 1.409A-3(i)(5)) prior to the Eligible Participant ceasing to serve as a Trustee of the Company, all RSUs shall be paid upon consummation of the change in the ownership or effective control of the Company.

7. Continuation of Service as Trustee. This Agreement shall not confer upon the Eligible Participant any right to continue service with the Company, nor shall this Agreement interfere in any way with the Company’s right to terminate the Eligible Participant’s service at any time. A Trustee “ceases to serve as a Trustee of the Company” on the date the Trustee incurs a “separation from service” (as defined in Treasury Regulation Section 1.409A-1(h)).

8. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

9. Transferability. This Agreement is personal to the Eligible Participant, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution in accordance with the Plan.

10. Company Policies. The RSUs and any Shares issued pursuant to the RSUs are subject to applicable clawback, recoupment, share trading or other policies that are implemented by the Company, as in effect from time to time.

11. Taxes. The Eligible Participant is solely responsible for the satisfaction of all taxes that may arise in connection with the RSUs and Dividend Equivalents granted pursuant to this Agreement.

12. Section 409A of the Code. This grant of RSUs and Dividend Equivalents is intended to comply with the applicable requirements of section 409A of the Code and shall be administered in accordance with, and interpreted in a manner consistent with, section 409A of the Code. Notwithstanding any provision to the contrary herein, payments or distributions made with respect to this award of RSUs may only be made in a manner and upon an event permitted by section 409A of the Code, and all payments to be made upon a separation from service or change in control hereunder may only be made upon a “separation from service” and a “change in control,” each as defined in section 409A of the Code. To the extent any provision of this award of RSUs and Dividend Equivalents would cause a conflict with respect to the requirements of section 409A of the Code, or would cause the administration of the Agreement to fail to satisfy the requirements of section 409A of the Code, such provision shall be deemed null and void to the extent permitted by applicable law. In no event shall the Eligible Participant, directly or indirectly, designate the calendar year of payment.

GRAMERCY PROPERTY TRUST

By:
Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:

By:
Name:

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